SCHEDULE 14A
				(Rule 14a-101)

		INFORMATION REQUIRED IN PROXY STATEMENT

			SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14 (a) of the Securities
Exchange Act of 1934 (Amendment No.     )


/X/   Filed by the registrant  *

/ /   Filed by a party other than the registrant  *

Check the appropriate box:

/ /*  Preliminary proxy statement

/X/*  Definitive proxy statement

/ /*  Definitive additional materials

/ /*  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


(Name of Registrant as Specified in Its Charter)
	Creative Computer Applications, Inc.

(Name of Person (s) Filing Proxy Statement)
	Steven M. Besbeck, President

Payment of filing fee (Check the appropriate box):

/X/     *  $125 per Exchange Act Rule 0-11(c) (1) (ii), 14a-6(i), or
14a-6(j) (2).

/ /     *  $500 per each party to the controversy pursuant to
Exchange Act Rule 14a-6(i) (3).

/ /     *  Fee computed on table below per Exchange per Exchange Act
Rules 14a-6(i) (4) and 0-11.

	(1) Title of each class of securities to which transactions applies:

	(2) Aggregate number of securities to which transactions applies:

	(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
	      Rule 0-1:1

	(4)  Proposed maximum aggregate value of transaction:


	1 Set forth the amount on which the filing fee is calculated and state how it was determined.


/ / * Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)  Amount previously paid:

	(2)  Filing party:

	(3)  Date filed:




CREATIVE COMPUTER APPLICATIONS, INC.
26115-A Mureau Road
Calabasas, CA 91302



						December 29, 1995

Dear Shareholder:

The Company's 1996 Annual Meeting of Shareholders will be held at 10:00 a.m., Pacific Time, on Friday, February 16, 1996, at the Company's offices at 26115-A Mureau Road, Calabasas, California 91302.

The formal Notice of Annual Meeting of Shareholders and the Proxy Statement for the Meeting are on the following pages.

In order to assure that a quorum is present at the Meeting, you are urged to sign and mail the enclosed proxy card at once, even though you may plan to attend in person. You may revoke the proxy at any time prior to its being voted by filing with the Secretary of the Company either an instrument of revocation or a duly executed proxy card bearing a later date. If you attend the Meeting, you may elect to revoke the proxy and vote your shares in person.

The prompt return of your proxy card will help us avoid the expense of further requests for proxies.

For your convenience in returning your proxy card, we enclose a return envelope which requires no postage.

Financial and other information concerning the Company is contained in the enclosed Annual Report for the fiscal year ended
August 31, 1995.

			Very truly yours,



			Bruce M. Miller
			Chairman of the Board



CREATIVE COMPUTER APPLICATIONS, INC.
26115-A Mureau Road
Calabasas, CA 91302
_______________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD February 16, 1996

-----------------------

To the Shareholders of
Creative Computer Applications, Inc.

Notice is hereby given that the 1996 Annual Meeting of Shareholders of Creative Computer Applications, Inc. (the "Company") will be held at the Company's offices at 26115-A Mureau Road, Calabasas, California 91302, on Friday, February 16, 1996 at 10:00 a.m. Pacific Time, for the following purposes:

1.      To elect five members of the Board of
	Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

2. To ratify the appointment of BDO Seidman, LLP as the Company's independent accountants for the current fiscal year.

3.      To consider and transact such other
	business as may properly be brought before the Meeting or any adjournment thereof.

Only shareholders of record at the close of business on December 29, 1995 will be entitled to vote at the Meeting. The stock transfer books will not be closed.

Financial and other information concerning the Company is contained in the enclosed Annual Report for the fiscal year ended
August 31, 1995.

			By Order of the Board of Directors,



			James R. Helms
			Secretary















			YOUR VOTE IS IMPORTANT

	Whether or not you plan to attend the Meeting, please complete, date, sign and mail your proxy promptly in the enclosed postage paid envelope.


CREATIVE COMPUTER APPLICATIONS, INC.
26115-A Mureau Road
Calabasas, California 91302


PROXY STATEMENT

1996 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement and the enclosed form of proxy card are intended to be sent or given to shareholders of Creative Computer Applications, Inc., a California corporation (the "Company"), in connection with the solicitation of proxies by Management on behalf of the Board of Directors of the Company for use at the 1996 Annual Meeting of Shareholders (the "Meeting") to be held on Friday, February 16, 1996 at 10:00 a.m. Pacific Time at the Company's offices at 26115-A Mureau Road, Calabasas, California 91302. The Annual Report to the shareholders of the Company for the fiscal year ended August 31, 1995, including its financial statements and information concerning the Company, is enclosed with this mailing. The Company anticipates that this Proxy Statement and accompanying form of proxy will first be mailed or given to its shareholders on or about January 8, 1996.

If the enclosed proxy card is properly signed and returned, the shares represented by the proxy card will be voted and, if the shareholder indicates a voting choice in the proxy card, the shares will be voted in accordance with such choice. If the proxy card is signed but no specification is made, the shares designated in the proxy card will be voted FOR the election of the nominees for Directors listed below and FOR the ratification of the appointment of BDO Seidman as the Company's independent accountants for the current fiscal year. Management knows of no business that will be presented to the Meeting other than that which is set forth in this Proxy Statement. If any other matter properly comes before the Meeting, the proxy holders will vote the proxies in accordance with their best judgment, subject to contrary shareholder instructions on any specific proxy card.

Any proxy may be revoked by the shareholder giving it, at any time prior to its being voted, by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy card bearing a later date. Any proxy may also be revoked by the shareholder's attendance at the Meeting and election, by filing an instrument of revocation, to vote in person.

RECORD DATE AND VOTING AT THE MEETING

The Board of Directors has fixed the close of business on December 29, 1995 as the record date for the determination of the shareholders of the Company entitled to notice of, and to vote at, the Meeting. At that date, there were issued and outstanding 2,735,714 of the Company's common shares (the "Common Shares"). The holders of record of Common Shares will be entitled to one vote per Common Share on each matter submitted to the Meeting subject, in the case of election of Directors, to the cumulative voting provisions described below. There are no outstanding securities of the Company other than the Common Shares entitled to vote at the Meeting.

The presence at the Meeting, in person or by proxy, of the holders of a majority of the votes attributable to Common Shares entitled to vote shall constitute a quorum for the transaction of business at the Meeting. Assuming a quorum is present, the vote of a plurality of the votes cast at the Meeting by the holders of Common Shares is required for the election of Directors. Approval of such other matters as may properly come before the Meeting or any adjournment of the Meeting requires the affirmative vote of holders of a majority of the votes attributable to Common Shares entitled to vote at the Meeting. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

Pursuant to the requirements of the California Corporations
Code and the Company's By-laws, the holders of the Company's Common Shares may cumulate their votes for the election of Directors of the Company if any shareholder gives notice, at the Meeting prior to voting, of his or her intention to cumulate his or her votes. Cumulative voting means that each shareholder entitled to vote may cast that number of votes equal to the product of the number of his or her Common Shares multiplied by the number of Directors being elected. Since five Directors are being elected at the Meeting, each shareholder may cast a total of five votes per Common Share for all nominees for Director. A shareholder may cast all of his or her votes for a single nominee or may allocate them among two or more nominees. Instructions for allocation may be marked on the proxy card in the space provided opposite each nominee's name and, if the proxy card is properly marked, the persons acting under the proxy will give notice of the shareholder's intent to vote cumulatively. Unless a contrary instruction is properly marked on the proxy card, the persons acting under the proxy will cumulatively vote so as to maximize the probability that each nominee will be elected.

ELECTION OF DIRECTORS

The By-Laws of the Company provide that the Company's Board of Directors shall consist of not less than three nor more than nine Directors, as determined by the Company's Board of Directors, each to hold office for a term of one year and until a successor shall be duly elected and qualified. The present number of Directors constituting the entire Board is five.

A board of five Directors is to be elected at the Annual
Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are presently Directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as Directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a Director. The term of office of each person elected as a Director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

During the fiscal year ended August 31, 1995, the Board of Directors held a total of four (4) meetings. Each of the current
Directors participated in all such meetings.

The Board of Directors of the Company have established a Compensation Committee for the purpose of reviewing and making recommendations concerning compensation plans and salaries of officers and other key personnel and an Audit Committee for the purpose of meeting with the Company's independent accountants and to review the scope of the audit, internal accounting controls, audit disclosures and related matters. The members of the Compensation Committee are Mr. Lawrence S. Schmid and Mr. Robert S. Fogerson, Jr. The Compensation Committee did meet once during the fiscal year ended August 31, 1995. The members of the Audit Committee are Steven M. Besbeck and Lawrence S. Schmid. During the fiscal year ended August 31, 1995, the Audit Committee met one time.

See "Principal Securities Holders" for a summary of beneficial ownership of the Company's Common Shares by the officers, Directors and certain beneficial owners.

Background information concerning each nominee for the office of Director and of Executive Officers is as follows:

									Year First
Name and Age            Position with Company; Background Information   Elected Director
Bruce M. Miller, 49     Chairman of the Board of the Company            1978
			since its inception in 1978.

Steven M. Besbeck, 47   President and Chief Executive Officer of the    1980
			Company since August 1983 and a Director
			of the Company since November 1980 and
			Chief Financial Officer of the Company since
			1994.  Director of International Remote
			Imaging Systems.

James R. Helms, 51      Vice President of Operations since 1982;        1987
			Secretary of the Company since 1994 and a
			Director of the Company since 1987.

Lawrence S. Schmid, 54  President and Chief Executive Officer,          1991
			Strategic Directions International, Inc.,
			a management consulting firm specializing
			in technology companies.  Director of the
			Company since November 1991.

Robert S. Fogerson, Jr., 42     Vice President, Technical Director, of  1992
			PharmChem Laboratories, Inc., a leading
			independent laboratory providing integrated
			drug testing services.  Mr. Fogerson has
			served in various capacities at PharmChem
			Laboratories since 1975.  Director of the
			Company since May 1992.


EXECUTIVE COMPENSATION


The following table shows all cash compensation for services rendered during the last three fiscal years ended August 31, 1995 paid by the Company to (i) each of the Company's executive officers whose cash compensation exceeded $100,000.

										Long Term Compensation
				Annual Compensation                           Awards                    Payouts

(A)                     (B)     (C)             (D)             (E)     (F)             (G)             (H)     (I)

								Other
Name                                                            Annual  Restricted      Securities              All Other
and                                                             Compen- Stock           Underlining     LTIP    Compen-
Principal                                                       sation  Award(s)        Options/        Payouts sation
Position                Year    Salary($)       Bonus($)        ($)     ($)             SAR's(#)        ($)     ($)

Steven M. Besbeck       1995    132,432         0               0       0               10,000          0       1,314
President, CEO,         1994    120,576         0               0       0               10,000          0       1,201
CFO                     1993    120,438         0               0       0                5,000          0       1,233

Bruce M. Miller         1995    128,090         0               0       0               10,000          0       5,620
Chairman                1994    116,446         0               0       0               10,000          0       5,252
			1993    116,447         0               0       0               41,000          0       5,369




Employment Agreements

Messrs. Bruce Miller and Steven Besbeck are employed by the Company on a month to month basis pursuant to the terms of their employment agreements. Each agreement provides for a base salary at an annual rate of $121,000 and authorizes an annual automobile allowance of $6,000 and the payment of other fringe benefits and bonuses made available by the Company to its senior executives. The persons referred to above also received insurance benefits which were paid for by the Company and employer contributions to their 401(k) plan accounts as provided for in the Company's 401(k) profit sharing plan. These amounts, including amounts accrued and unconditionally vested under the 401(k) plan, are reflected in the table above.

The Company has adopted a profit sharing plan pursuant to which income tax is deferred on amounts contributed by employees under Section 401(k) of the Internal Revenue Code. All employees are eligible to participate in the plan after the completion of one year of service. The company contributes, on a matching basis, 25% of the employee's contribution up to 4%. The Company's contribution becomes vested at the rate of 20% for each full year of employment. Both the employee and Company contributions are subject to aggregate annual limits under the Internal Revenue Code.

Compensation of Directors

Directors who are not officers or employees of the Company are paid Directors' fees of $1,500 per meeting and are reimbursed for their reasonable expenses for attending meetings. At present, there are two directors, Lawrence S. Schmid and Robert S. Fogerson, Jr., who are not officers and/or employees of the Company.


Stock Option Plans

The Company currently has two stock option plans, the 1992 Non-Qualified Stock Option Plan ("1992 Non-Qualified Plan") and the 1992 Incentive Stock Option Plan ("1992 Incentive Plan") for valued employees, which were approved by the Company's shareholders at the May 15, 1992 Annual Shareholders Meeting. Both plans were amended at the February 10, 1995 Annual Shareholders Meeting to increase the number of common shares issuable thereunder. The 1992 Incentive Plan currently reserves 400,000 Common Shares for issuance pursuant to granted options, and the 1992 Non-Qualified Plan currently reserves 200,000 Common Shares for issuance pursuant to granted options.

Each plan is administered by the Board of Directors of the Company, which, except with respect to the directors themselves, has the authority to determine the persons to whom the options may be granted, the number of shares to be covered by each option, the time or times at which the options may be granted or exercised and, for the most part, the terms and provisions of the options. Under the 1992 Non-Qualified Plan, the exercise price may not be less than 85% (100% for officers and directors or 110% if the optionee owns 10% or more of the outstanding voting securities of the Company) of the fair market value of the Common Shares as determined by the Board on the date of grant. Under the 1992 Incentive Plan, the option exercise price may not be less than 100% (or 110% if the optionee owns 10% or more of the outstanding voting securities of the Company) of the fair market value of the Common Shares, as determined by the Board on the date of grant.

No option under either plan may be exercised within twelve months of the date of grant or more than five years from the date of grant and must be exercisable at the rate of at least 20% per year; options granted to Directors are exercisable at the rate of 25% in each of the second, third, fourth and fifth years, on a cumulative basis. Each plan limits the percentage of the total number of Common Shares subject to the plan which may be granted to officers and Directors to 50%.

Under the 1992 Non-Qualified Plan, all directors, upon their election and on September 30 of each subsequent year, automatically receive options to purchase 5,000 shares (or a prorated amount if they have served less than a full year). Under the 1992 Incentive Plan, each eligible director automatically receives options to purchase 5,000 shares on September 30 of each year (or a prorated amount if they have served less than a full year). These automatic grants are the only options directors are entitled to receive under the plans.

As of December 1, 1995 there were outstanding options to purchase 100,000 Common Shares under the 1992 Non-Qualified Plan at an average per share exercise price of $1.47 and options to purchase 147,000 Common Shares under the 1992 Incentive Plan at an average per share exercise price of $1.73.

The following table sets forth information as to stock options granted under both the 1992 Incentive Plan and the 1992 Non-Qualified Plan for the fiscal year ended August 31, 1995 to each executive officer whose aggregate remuneration is set forth above.

Option/SAR Grants in Last Fiscal Year

Individual Grants

	(a)             (b)                     (c)                     (d)                     (e)
			Number of               % of Total
			Securities              Options/SARs
			Underlying              Granted to
			Options/SARs            Employees in            Exercise or Base        Expiration
	Name            Granted (#)             Fiscal Year             Price ($/Sh)            Date

Bruce M. Miller         10,000                  9.8 %                   $1.38                   September 30, 1999
Steven M. Besbeck       10,000                  9.8 %                   $1.25                   September 30, 1999



The Company has two other stock option plans, the 1982 Non-Qualified Stock Option Plan ("1982 Non-Qualified Plan") and the 1982 Incentive Stock Option Plan ("1982 Incentive Plan"). No options could be granted under the 1982 Non-Qualified Plan after May 1, 1991 or under the 1982 Incentive Plan after April 28, 1992. The 1982 Incentive Plan reserved 120,000 Common Shares for issuance pursuant to granted options, and the 1982 Non-Qualified Plan reserved 80,000 Common Shares for issuance pursuant to granted options.

Each plan was administered by the Board of Directors of the Company, which had the authority to determine the persons to whom the options were granted, the number of shares covered by each option, the time or times at which the options could have been granted or exercised and, for the most part, the terms and provisions of the options. Under the 1982 Non-Qualified Plan, the exercise price could not have been less than 80% of the fair market value of the Common Shares as determined by the Board on the date of grant, and no option could be exercised during the first twelve months of the option term. Under the 1982 Incentive Plan, the option exercise price could not have been less than 100% (or 110% if the optionee owns 10% or more of the outstanding voting securities of the Company) of the fair market value of the Common Shares, as determined by the Board on the date of grant. No options under the 1982 Incentive Plan were exercisable within twelve months of the date of grant or if the optionee held a previously granted incentive option which had not been exercised or had not expired by its terms. Options under both the 1982 Non-Qualified Plan and 1982 Incentive Plan could not have been exercised more than five years from the date of grant. Both plans limited the percentage of the total number of Common Shares subject to the plan which could have been granted to officers and Directors to 60%, in the case of the 1982 Non-Qualified Plan, and 50%, in the case of the 1982 Incentive Plan.

As of December 1, 1995 there were outstanding options to purchase 34,000 Common Shares under the 1982 Non-Qualified Plan at an average per share exercise price of $.45 and options to purchase 55,200 Common Shares under the 1982 Incentive Plan at an average per share exercise price of $.45.

The following table sets forth information as to stock options granted under both the 1982 and 1992 Incentive Plans and the 1982 and 1992 Non-Qualified Plans and the net value received from the exercise of options (market value of stock on the date of exercise, less the exercise price) by each executive officer whose aggregate remuneration is set forth above.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
	(a)             (b)                     (c)                     (d)                     (e)
									Number of
									Securities              Value of
									Underlying              Unexercised
									Unexercised             In-the-Money
									Options/SARs at         Options/SARs at
									FY-End (#)              FY-End ($)

			Shares Acquired                                 Exercisable/            Exercisable/
Name                    on Exercise (#)         Value Realized ($)      Unexercisable           Unexercisable

Bruce M. Miller                    0                       0            89,400 / 76,600         $48,669 / $43,660
Steven M. Besbeck                  0                       0            111,000 / 55,000        $90,803 / $28,773



Other Non-Qualified Stock Options

On March 5, 1992, the Board of Directors of the Company granted special one-time grants of stock options to the Chairman and senior officers of the Company, all of whom are also Directors of the Company, to purchase up to 300,000 shares of the Company's Common Shares, for a period of five years from the date of grant, at an exercise price of $1.375 per share, the market price of the Common Shares on March 5, 1992. These special options can only be exercised at the rate of 20% per year, on a cumulative basis, except that in the event the Company is merged or consolidated with another corporation, in case of the sale of all or substantially all of the assets of the Company or in case of the reorganization, dissolution or liquidation of the Company, the options will vest immediately. Special stock options were granted to Mr. Miller to purchase up to 100,000 Common Shares, to Mr. Besbeck to purchase up to 100,000 Common Shares and to Mr. Helms to purchase up to 100,000 Common Shares.

	On December 12, 1992, the Board of Directors of the Company granted a special one-time grant of a stock option to the Chairman of the Company to purchase up to 36,000 shares of the Company's Common Shares, for a period of five years from the date of grant, at an exercise price of $1.10 per share, the market price of the Common Shares on December 12, 1992. This special option can only be exercised at the rate of 20% per year, on a cumulative basis, except that in the event the Company is merged or consolidated with another corporation, in case of the sale of all or substantially all of the assets of the Company or in case of the reorganization, dissolution or liquidation of the Company, the options will vest immediately.

PRINCIPAL SECURITY HOLDERS

Security Ownership

The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's Common Shares at December 1, 1995 of (i) each present Director or nominee for Director, (ii) all officers and Directors as a group, and (iii) each beneficial owner of more than five percent of the Company's Common Shares.

	Common Shares
	Beneficially Owned
	at December 1, 1995
					Number of               Percent of
					Shares(1)               Class(2)


Steven M. Besbeck(3)(9)                 243,500                 8.6%
James R. Helms(4)(9)                    133,800                 4.7%
Bruce M. Miller(5)(9)                   314,400                11.1%
Lawrence S. Schmid(6)(10)                 7,500                 *
Robert S. Fogerson, Jr.(7)(11)            7,500                 *

All officers and Directors as a
  group(3)(4)(5)(6)(7)(9)(10)(11)       706,700                23.2%

James L. D. Roser (8)(12)               187,583                 6.4%
The Wall Street Group, Inc. (13)        260,000                 9.2%

*       Less than 1%

Footnotes:
(1)     Sole voting and investment control unless otherwise noted.
(2) Unless otherwise indicated, does not include Common Shares issuable under: (a) employee stock option plans (1,000,000 reserved).
(3) Includes 111,000 Common Shares issuable under currently exercisable stock options held by Mr. Besbeck but excludes 65,000 Common Shares issuable under currently non-exercisable stock options held by Mr. Besbeck.
(4) Includes 92,000 Common Shares issuable under currently exercisable stock options held by Mr. Helms but excludes 65,000 Common Shares issuable under currently non-exercisable stock options held by Mr. Helms.
(5) Includes 89,400 Common Shares issuable under currently exercisable stock options held by Mr. Miller but excludes 86,600 Common Shares issuable under currently non-exercisable stock options held by Mr. Miller.
(6) Includes 7,500 Common Shares issuable under currently exercisable stock options held by Mr. Schmid, but excludes 40,834 Common Shares issuable under currently non-exercisable stock options held by Mr. Schmid.
(7) Includes 7,500 Common Shares issuable under currently exercisable stock options held by Mr. Fogerson but excludes 33,921 Common Shares issuable under currently non-exercisable stock options held by Mr. Fogerson.
(8) Includes shared voting and dispositive over 158,917 shares owned and 28,666 shares issuable to The Roser Partnership, Ltd. by virtue of his being a partner of The Roser Partnership, Ltd.
(9) Mr. Bruce Miller's, Mr. Steven Besbeck's, and Mr. James Helms' address is 26115-A Mureau Road, Calabasas, CA 91302.
(10) Mr. Lawrence Schmid's address is c/o Strategic Directions International, Inc., 6242 Westchester Parkway, Suite 100, Los Angeles, CA 90045.
(11) Mr. Robert Fogerson's address is c/o PharmChem Laboratories, Inc., 1505 O'Brien, Menlo Park, CA 94025.
(12)    Mr. Roser's address is 1105 Spruce Street, Boulder, CO
	80302.
(13) The Wall Street Group, Inc.'s address is 32 E. 57th Street, New York, NY 10022.



RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected BDO Seidman, LLP, independent public accountants, to serve as the Company's auditors for the fiscal year ending August 31, 1996. BDO Seidman, LLP has served as the Company's independent public accountants for its last six fiscal years.

A representative of BDO Seidman is expected to be available at the meeting of shareholders to respond to appropriate questions and will be given the opportunity to make a statement if he desires to do so. The Board of Directors recommends the ratification of its selection of BDO Seidman to serve as independent auditors for the fiscal year ending August 31, 1996.

Approval of the proposal requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock represented and voting at the Annual Meeting. The Board of Directors recommends that shareholders vote FOR the proposal.


SHAREHOLDER PROPOSALS

Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission. Should a shareholder intend to present a proposal at next year's annual meeting, it must be received by the Secretary of the Company (at 26115-A Mureau Road, Calabasas, California 91302) not later than September 11, 1996 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.


AVAILABILITY OF REPORT ON FORM 10-KSB

The Company has filed with the Securities and Exchange
Commission and with the American Stock Exchange, Inc. an Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 for the fiscal year ended August 31, 1995, which is more detailed than the Annual Report to Shareholders. Upon written request, the Company will furnish any shareholder a copy of the Annual Report on Form 10-KSB including the financial statements and schedules, without charge. Any such written request may be addressed to Corporate Secretary of the Company at 26115-A Mureau Road, Calabasas, California, 91302. The Annual Report on Form 10-KSB does not constitute a part of the proxy solicitation materials.


MISCELLANEOUS

This solicitation is made on behalf of the Board of Directors of the Company, and its cost (including preparing and mailing of the notice, this Proxy Statement and the form of proxy) will be paid by the Company. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. To the extent necessary in order to assure sufficient representation at the Meeting, officers and regular employees of the Company may solicit the return of proxies by mail, telephone, telegram and personal interview. No compensation in addition to regular salary and benefits will be paid to any such officer or regular employee for such solicitation.

Where information contained in this Proxy Statement rests peculiarly within the knowledge of a person other than the Company, the Company has relied upon information furnished by such person.
			By Order of the Board of Directors,



			James R. Helms
			Secretary